Exhibit 10.38



                               SERVICES AGREEMENT


           THIS SERVICES AGREEMENT ("Agreement") is entered into as of January 1, 2004 between Leucadia National Corporation, a New York corporation ("Leucadia") and Joseph S. Steinberg ("Executive").

           WHEREAS, Executive is the President of Leucadia and the holder of a significant number of outstanding common shares and common share purchase warrants of Leucadia, and

           WHEREAS, Leucadia and Executive have determined that in the interests of confidentiality and to permit Executive to devote all of his professional time to matters related to the business of Leucadia and otherwise, it is in the best interests of each of Leucadia and Executive that Leucadia provide certain services to the Executive for himself and for his family members and/or affiliated entities on the terms and conditions set forth in this Agreement, and

           WHEREAS, Executive wishes to obtain from Leucadia, and Leucadia wishes to provide to Executive such services upon the terms and conditions set forth in this Agreement.

           NOW, THEREFORE, the parties hereto agree as follows:

           1. SERVICES. As of the effective date of this Agreement, Leucadia agrees to provide the services described in this Agreement in consideration of the payment of the compensation described herein.

           At the request of Executive, Leucadia shall provide the following services, as applicable:

           a. Accounting/Cash Management Services.

                (i) Provide general accounting services, prepare personal financial statements, provide cash management services, maintain files and monitor investments, debt and payables.

                (ii) Provide information to banks, brokers, attorneys, tax accountants and other professional advisors to Executive or his family and/or affiliates as requested.

           b. Tax Services.

           Collect and report tax information to tax accountants and provide other ancillary services related thereto.

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           c. Transportation Services.

           Provide Executive with a car and driver for incidental personal use, which use shall not constitute more than twenty percent of the aggregate total number of hours worked by drivers during the term of this Agreement.

           2. PERSONNEL. Leucadia directly or through its subsidiaries shall provide all personnel necessary to carry out the services specified in this Agreement. The number of personnel providing such assistance at any one time and the number of hours such personnel devote to the specified services shall not be fixed and shall at all times be determined by Leucadia in its sole judgment, but shall at all times be adequate to properly and promptly perform and discharge the specified services. It is expected that the accounting and tax related services provided hereunder will be fulfilled by Corinne A. Maki, an employee of Leucadia; if Ms. Maki is unable to fulfill these responsibilities, Leucadia shall provide such other personnel as necessary to carry out these services.

           3. COMPENSATION. As compensation for the services provided under this Agreement, Leucadia shall be paid at an annual rate of $54,000, payable in advance at the beginning of each calendar year, plus any additional amounts that may be agreed upon by Leucadia and Executive.

           4. TERM AND TERMINATION. The term of this Agreement shall commence on the effective date set forth in the preamble to this Agreement and continue for consecutive annual periods unless earlier terminated on not less than 120 days prior notice, or such shorter period as may be agreed upon by Leucadia and Executive.

           5. WAIVER. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach.

           6. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

           7. ASSIGNMENT. No party hereto shall have the right to assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other parties.

           8. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom the notice is to be given, or 72 hours after mailing, if mailed to the party to whom notice is to be given by first class mail, postage prepaid and properly addressed to the party at its address set forth on the signature page of this Agreement or any other address that such party may designate by written notice to the other parties.

           9. SUCCESSORS AND ASSIGNS. Subject to the restrictions on assignment set forth hereinabove, this Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto.

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           IN WITNESS WHEREOF, this Agreement has been executed as of the date first hereinabove written.



                               LEUCADIA NATIONAL CORPORATION,
                               a New York corporation

                               By: /s/ Joseph A. Orlando
                                   ---------------------------------------------
                               Name: Joseph A. Orlando
                               Title: Vice President and Chief Financial Officer



                               JOSEPH S. STEINBERG

                               /s/ Joseph S. Steinberg
                               -------------------------------------------------
























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